UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2021

Colonnade Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39463	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Centrepark Blvd, Ste 810 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

(561) 712-7860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one Warrant to purchase one Class A ordinary share	CLA.U	New York Stock Exchange
Class A ordinary shares, $0.0001 par value per share	CLA	New York Stock Exchange
Warrants to purchase Class A ordinary shares	CLA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 9, 2021, Colonnade Acquisition Corp. (“CLA” or the “Company” and, after the Domestication, as described below, “Ouster PubCo”) held an extraordinary general meeting (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, a total of 13,530,093 (54.12%) of the Company’s issued and outstanding ordinary shares held of record as of February 8, 2021, were present either in person or by proxy, which constituted a quorum. The shareholders voted on the following proposals at the Extraordinary General Meeting, each of which was described in more detail in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on February 18, 2021.

1.

The BCA Proposal. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 21, 2020 (the “Merger Agreement”), by and among CLA, Beam Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Ouster Technologies, Inc. (f/k/a Ouster, Inc.), a Delaware corporation (“Ouster”), pursuant to which, among other things, following the Domestication of CLA to Delaware as described below, the merger of Merger Sub with and into Ouster (the “Merger”), with Ouster surviving the Merger as a wholly owned subsidiary of Ouster PubCo, in accordance with the terms and subject to the conditions of the Merger Agreement. The BCA Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
13,293,649	223,727	12,717

2.

The Domestication Proposal. To consider and vote upon a proposal to approve, in connection with the consummation of the Business Combination (as defined below), the change of CLA’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and, together with the Merger, the “Business Combination”). The Domestication Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
13,498,489	14,031	17,573

3.

Organizational Documents Proposal. To consider and vote upon a proposal to approve CLA’s proposed new certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (“Proposed Bylaws”, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) in connection with the Business Combination. The Organizational Documents Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
13,497,150	12,494	20,449

4.

The Advisory Organizational Documents Proposals. To consider and vote upon proposals to approve and adopt, on a non-binding advisory basis, certain material differences between the amended and restated memorandum and articles of association of CLA (the “Cayman Constitutional Documents”) and the Proposed Organizational Documents, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as seven separate sub-proposals:

A.

Advisory Organizational Documents Proposal 4A. To authorize the change in the authorized capital stock of CLA from 200,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), 20,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares” and, together with the Class A ordinary shares, the “ordinary shares”), and 1,000,000 preference shares, par value $0.0001 per share (the “preference shares”), to 1,000,000,000 shares of common stock, par value $0.0001 per share, of Ouster PubCo (the “Ouster PubCo common stock”) and 100,000,000 shares of preferred stock, par value $0.0001 per share, of Ouster PubCo (the “Ouster PubCo preferred stock”). Advisory Organizational Documents Proposal 4A was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
12,489,994	986,653	53,446

B.

Advisory Organizational Documents Proposal 4B. To authorize adopting Delaware as the exclusive forum for certain stockholder litigation. The Advisory Organizational Documents Proposal 4B was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
12,670,487	825,043	34,563

C.

Advisory Organizational Documents Proposal 4C. To authorize electing not to be governed by Section 203 of the DGCL relating to takeovers by interested stockholders and, instead, be governed by a provision substantially similar to Section 203 of the DGCL. Advisory Organizational Documents Proposal 4C was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
12,629,351	832,548	68,194

D.

Advisory Organizational Documents Proposal 4D. To approve provisions providing that the affirmative vote of at least two-thirds of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to (i) adopt, amend or repeal the Proposed Bylaws and (ii) amend, alter, repeal or rescind Articles V(B), VII, VIII, IX, X, XI, XII and XIII of the Proposed Certificate of Incorporation. Advisory Organizational Documents Proposal 4D was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
12,759,622	731,541	38,930

E.

Advisory Organizational Documents Proposal 4E. To approve provisions permitting the removal of a director only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an election of directors. Advisory Organizational Documents Proposal 4E was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
12,663,151	836,227	30,715

F.

Advisory Organizational Documents Proposal 4F. To approve provisions requiring stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting. The Advisory Organizational Documents Proposal 4F was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
12,633,008	850,777	46,308

G.

Advisory Organizational Documents Proposal 4G. To provide for certain additional changes, including, among other things, (i) changing the corporate name from “Colonnade Acquisition Corp.” to “Ouster, Inc.”, (ii) making Ouster PubCo’s corporate existence perpetual and (iii) removing certain provisions related to CLA’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which CLA’s board of directors believes is necessary to adequately address the needs of Ouster PubCo after the Business Combination. Advisory Organizational Documents Proposal 4G was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
13,485,248	15,055	29,790

5.

The Stock Issuance Proposal. To consider and vote upon a proposal to approve for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of Ouster PubCo common stock pursuant to the Merger Agreement and certain subscription agreements to purchase shares of Ouster PubCo common stock entered into with certain Ouster stockholders and other institutional and accredited investors in connection with the Business Combination. The Stock Issuance Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
13,445,327	42,676	42,090

6.

The Incentive Award Plan Proposal. To consider and vote on a proposal to approve the adoption of the Ouster, Inc. 2021 Incentive Award Plan and any form award agreements thereunder. The Incentive Award Plan Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
12,757,429	690,087	82,577

The proposal to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting was deemed not necessary and not acted upon at the Extraordinary General Meeting because there were sufficient votes at the time of the Extraordinary General Meeting to approve the adoption of the required proposals.

A total of 52,343 Class A ordinary shares were presented for redemption in connection with the Extraordinary General Meeting. As a result, there will be approximately $199.5 million remaining in the trust account following redemptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colonnade Acquisition Corp.

Date: March 9, 2021

	By:	/s/ Remy W. Trafelet
	Name:	Remy W. Trafelet
	Title:	Chief Executive Officer and Director